UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-147501 (Commission File Number)	26-0841675 (IRS Employer Identification No.)

6801 Los Trechos NE, Albuquerque New Mexico      87109
(Address of principal executive offices)                           (Zip Code)

(505) 264-0600
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2010, the registrant filed an amendment to its articles of incorporation with the Nevada Secretary of State.  The registrant amended its articles of incorporation pursuant to the majority vote of stockholders on a written consent of the stockholders dated February 2, 2010.  The articles of incorporation were amended to change the total authorized capital stock from 750,000,000 shares of common stock with a par value of $0.0001 to 500,000,000 shares of common stock with a par value of $0.0001 and 250,000,000 shares of preferred stock with a par value of $0.0001.  The amendment to the articles of incorporation is attached herewith as Exhibit 3.1.

On February 4, 2010, the registrant amended and restated its Bylaws pursuant to the majority vote of stockholders on a written consent of the stockholders dated February 2, 2010 to reflect changes required by the establishment of a series of Preferred Stock, $0.0001 par value, with the rights, preferences and privileges stated within the Series A Preferred Stock Certificate of Designation attached herewith as Exhibit 4.1 (“Series A Preferred Stock”).  Such Amended and Restated Bylaws are attached herewith as Exhibit 3.2.

Item 8.01                      Other Events.

On February 4, 2010, the registrant filed a Certificate of Designation with the Nevada Secretary of State to establish the Series A Preferred Stock.  Such Certificate of Designation is attached herewith as Exhibit 4.1.

Item 9.01                      Financial Statements and Exhibits

Regulation S-K Number	Document
3.1	Certificate of Amendment
3.2	Amended and Restated Bylaws
4.1	Certificate of Designation of Rights, Preferences, & Privileges for Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.
February 8, 2010	By: /s/ Armando Garcia Armando Garcia, President